EXHIBIT 99.1

Woodward Vice Chairman and Chief Financial Officer Robert F. Weber, Jr. Announces Retirement; Woodward’s Mark D. Hartman Named as Successor

FORT COLLINS, Colo., April 28, 2021 (GLOBE NEWSWIRE) -- Woodward, Inc. (NASDAQ: WWD) today announced that Robert (“Bob”) F. Weber, Jr., 67, has announced his intention to retire from the Company in January 2022. He will retire from his role as Chief Financial Officer and an officer of the Company effective September 30, 2021, the last day of the Company’s current fiscal year. Mr. Weber will then serve as Special Advisor to Thomas A. Gendron, Chairman and Chief Executive Officer, for an interim period.

“On behalf of the Board of Directors and the entire Management team, we are tremendously grateful to Bob for his enduring commitment and dedication to Woodward. He has been instrumental in the growth of the Company, playing a key role in developing our business strategies and ensuring long-term financial excellence. His steady leadership was invaluable as we navigated the unprecedented environment wrought by the COVID-19 pandemic,” said Mr. Gendron. “Bob’s experience and financial expertise have been vital to Woodward throughout his tenure, and we wish him all the best in this next chapter.”

As part of the Company’s robust succession planning, Woodward Senior Vice President Finance and Corporate Controller, Mark D. Hartman, 47, will be appointed as Chief Financial Officer effective October 1, 2021. In the interim, Mr. Hartman will continue in his current role.

“Mark brings proven financial acumen and institutional knowledge of Woodward’s businesses that will prove invaluable as he assumes the role of Chief Financial Officer. He has more than 25 years of financial management experience across countless business functions, underscored by a deep understanding of Woodward’s key markets, competitive growth strategies, strategic M&A activities, and the overall drivers of our financial performance. Mark’s experience includes working with boards and management teams to execute business priorities,” said Mr. Gendron. “I look forward to working closely with Mark and leveraging his extensive experience to drive Woodward’s continued success and track record of generating long-term shareholder value.”

Mr. Hartman is a 14-year accomplished executive at Woodward. He is a key corporate strategist and financial leader – advancing through roles responsible for business-critical financial strategy, operational risk management, complex business transactions and more. Prior to his current role, he was Woodward’s Senior Vice President Finance, Global Operations. Before joining Woodward, Mr. Hartman held roles of increasing responsibility at Advanced Energy Industries from 2002 to 2007, notably serving as interim CFO for the company. Prior to this, Mr. Hartman worked in the business consulting practice at Arthur Andersen, where he began his career in 1995. Mr. Hartman holds a Master of Business Administration from the Kellogg School of Management at Northwestern University and received his bachelor’s degree in Accounting from Western Michigan University. He is also a licensed Certified Public Accountant (CPA).

About Woodward, Inc.

Woodward is an independent designer, manufacturer, and service provider of control system solutions and components for the aerospace and industrial markets. The Company's innovative fluid, combustion, electrical, and motion control systems help customers offer cleaner, more reliable, and more efficient equipment. Our customers include leading original equipment manufacturers and end users of their products. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com.

Notice Regarding Forward-Looking Statements

The statements in this release contain forward-looking statements that involve risks and uncertainties, including statements concerning Mr. Weber’s anticipated retirement and Mr. Hartman’s anticipated appointment. Actual results could differ materially from projections or any other forward-looking statements and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward's Annual Report and Form 10-K for the year ended September 30, 2020 and any subsequently filed Quarterly Report on Form 10-Q.

CONTACT:	Don Guzzardo
Vice President, Investor Relations and Treasurer
970-498-3580
Don.Guzzardo@woodward.com